EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-158477 on Form S-3 of our report dated March 16, 2009, relating to the 2008 consolidated statements of operations and comprehensive income, changes in stockholders' equity, and cash flows of Dime Community Bancshares, Inc. for the year ended December 31, 2008 appearing in the Annual Report on Form 10-K of Dime Community Bancshares, Inc. for the year ended December 31, 2010.

New York, New York
March 14, 2011